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                                                                   EXHIBIT 3.i.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       THE COLONEL'S INTERNATIONAL, INC.


     Pursuant to the provisions of Act 284, Public Acts of 1972 (the "Act"), the undersigned executes the following Certificate:

     1. The present name of the corporation is: The Colonel's International, Inc.

     2. The identification number assigned by the Michigan Department of Consumer & Industry Services Bureau of Commercial Services is: 344-630.

     3. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

            "The name of the corporation is Sports Resorts International, Inc."

     4. The foregoing amendment to the Articles of Incorporation was duly adopted on the 6th day of March, 2001 by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 450.1407(1) of the Act. Written notice to shareholders who have not consented in writing shall be given promptly.


Signed this 6th day of March, 2001        By: Donald J. Williamson
                                              ----------------------------------
                                              Name:  Donald J. Williamson
                                              Title: Chief Executive Officer